UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2013

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California		92010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2013, Xenonics Holdings, Inc. (the “Company”) entered into a Secured Notes Agreement dated as of December 10, 2013 (the “Secured Notes Agreement”) and closed the transactions contemplated by the Secured Notes Agreement. Pursuant to the Secured Notes Agreement:

•	The maturity date of previously reported loans to the Company, in the aggregate principal amount of $1,450,000 and secured by substantially all of the Company’s assets, was extended from December 15, 2013 to October 15, 2014;

•	The Company agreed to pay all accrued and past due interest on the existing loans described in the preceding paragraph on January 31, 2014; and

•	The Company borrowed additional funds in the aggregate principal amount of $200,000 from two of the lenders who have provided the loans described above, which loans are secured by substantially all of the assets of the Company, bear interest at the rate of 18% per annum, and are repayable in full on January 31, 2014, provided that the maturity date of the loans will be extended to October 15, 2014 if the lenders and the Company agree in writing by January 31, 2014 as to a prepayment schedule based on the Company’s cash flow and if the Company closes a debt financing on specified terms of at least $200,000 by January 31, 2014.

On December 10, 2013, the Company entered into an Unsecured Notes Agreement dated as of December 10, 2013 (the “Unsecured Notes Agreement”) and closed the transactions contemplated by the Unsecured Notes Agreement. Pursuant to the Unsecured Notes Agreement, the maturity date of previously reported unsecured loans to the Company, in the aggregate principal amount of $525,000, was extended from December 15, 2013 to October 15, 2014, and the Company agreed to pay all accrued and past due interest on those loans on January 31, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

In consideration of the loan extensions described in Item 1.01 of this Current Report on Form 8-K, (1) the Company issued warrants to the lenders to purchase an aggregate of 987,500 shares of the Company’s common stock at an exercise price of $0.12 per share and with a five-year term, and (2) the Company agreed to reduce the exercise price on existing warrants held by those lenders to purchase an aggregate of 1,999,000 shares of the Company’s common stock to $0.12 per share and to modify those existing warrants to provide for a new five-year term. The issuance and modification of the warrants described in this Item 3.02, and the issuance of the shares of common stock that are issuable upon exercise of the warrants, are exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions not involving public offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENONICS HOLDINGS, INC.

December 11, 2013	By:	/s/ Richard S. Kay
Name: Richard S. Kay
Title: Chief Financial Officer

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